UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2013

INFINITY ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17204	20-3126427
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11900 College Blvd, Suite 310, Overland Park, KS 66210

(Address of Principal Executive Offices) (Zip Code)

(913) 948-9512

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On March 29, April 4, and April 15, 2013 Infinity Energy Resources, Inc. (the “Company”) borrowed $50,000, $100,000 and $100,000, respectively, under an unsecured credit facility provided by three private, third-party lenders. The loans are represented by promissory notes (the “Notes”), bear interest at the rate of 8% per annum and are payable interest and principal in full 60 days from their respective dates of issuance. They may be prepaid without penalty at any time. The Notes are subordinated to all existing and future senior indebtedness, as such terms are defined in the Notes.

The Company used a portion of the loan proceeds to pay a note it had issued in February 2013 in the principal amount of $150,000, which note was described in a Form 8-K filed on March 1, 2013 (the “March Form 8-K”), and provide working capital.

In connection with its new loans, the Company granted the lenders warrants (the “Warrants”) exercisable to purchase 50,000, 100,000 and 100,000 shares, respectively, of its common stock, at an exercise price of $2.50 per share for a period of two years. If the Company fails to pay the Notes on their respective maturity dates, the number of shares issuable under the Warrants increases to 500,000, 1,000,000 and 1,000,000, respectively, and the exercise price drops to $.10 per share. As noted in Item 3.02 below, the Company has raised sufficient equity to pay the Notes in full on or before their respective maturity dates and plans to do so.

The foregoing descriptions of the Notes and Warrants do not purport to be complete and are qualified in their entirety to Exhibits 10.34 and 10.35, respectively, to this report. Such Exhibits contain the forms of the documents.

Item 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

In April 2013 the Company sold 635,420 units (the “Units”) at a price of $1.60 per Unit for a total of $1,016,672. Each Unit was composed of one share of common stock and one half of a common stock purchase warrant. For every two Units purchased, the Company issued one full Warrant (the “Warrant”). Each Warrant is exercisable to purchase one share of Common Stock for a five-year term from its date of issuance at a price of $2.50 per share.

One of the holders of a promissory note in the principal amount of $125,000 issued by the Company in February 2013, as disclosed in the March Form 8-K, exchanged such note and accrued interest for Units at a price of $1.60 per Unit as payment in full. This sale is included in the total number of Units sold in the offering.

The Company will use the proceeds to fund certain requirements of its Nicaraguan Concessions, pay the Notes and provide working capital.

The Company sold the Units through its President and no commissions were paid in connection with the sales. The offering was made as an exempt transaction under Regulation D under the Securities Act of 1933, as amended (“Securities Act”), and made only to “accredited investors,” as defined in Regulation D.

The Warrants are redeemable by the Company at a price $0.05 per Warrant if (i) the closing prices of the Company’s Common Stock have averaged $7.50 per share or higher for a period of 20 trading days or (ii) the Company has achieved a liquidity event, such as a merger, reorganization, acquisition or sale of all or substantially all of the assets of the Company to a third party. The Company granted the holders of the Warrants “piggyback” registration rights respecting any registration statement that the Company files while the Warrants are outstanding if no other registration statement is then effective respecting the shares of Common Stock to be issued on exercise of the Warrants. This registration right is subject to the registration rights of existing shareholders.

The information contained in this current report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	FINANCIAL STATEMENT AND EXHIBITS

(d) Exhibits

10.34	Form of 8% Subordinated Note, incorporated by reference to Exhibit 10.32 to Form 8-K filed March 1, 2013

10.35	Form of Common Stock Purchase Warrant incorporated by reference to Exhibit 10.33 to Form 8-K filed March 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2013

Infinity Energy Resources, Inc.

By:	/s/ Stanton E. ROSS
Name:	Stanton E. Ross
Title:	President and Chief Executive Officer